Exhibit 99.2

Variagenics, Inc.

60 Hampshire Street
Cambridge, MA 02139-1548

January 21, 2003

Dear fellow stockholder:

      We are enclosing a supplement to the joint proxy statement/prospectus dated December 13, 2002 for Variagenics, Inc.’s special meeting of stockholders, which was first mailed to our stockholders on or about December 17, 2002. The supplement contains information about recent developments relating to the proposed merger with Hyseq, Inc., including the receipt of an unsolicited business combination proposal. We urge you to read the supplement carefully together with the joint proxy statement/prospectus.

      You may vote on any proposals described in the joint proxy statement/prospectus, as supplemented, until the date and time of the special meeting on January 28, 2003. You do not have to take any action if you have previously voted your shares on the special meeting proposals and do not wish to change your vote on any proposal. If you have already voted on the proposals and wish to change your vote on any proposal, you should follow the procedures described in the joint proxy statement/prospectus under the heading, “THE VARIAGENICS SPECIAL MEETING” and in the supplement under the heading, “Voting and Revocability of Proxies.”

      If you have not already voted, I urge you to vote and sign, date and return your proxy card, or vote through the Internet or by telephone by following the instructions on your proxy card, as soon as possible, even if you plan to attend the special meeting. Signing and returning your proxy card will not prevent you from voting in person if you attend the special meeting and deliver to the corporate Secretary a signed notice of revocation, but will assure that your vote is counted if you are unable to attend.

      The board of directors continues to recommend that the stockholders vote “FOR” the proposals listed in the joint proxy statement/prospectus, as supplemented.

Sincerely,

Joseph S. Mohr
Secretary

Variagenics, Inc.

60 Hampshire Street
Cambridge, Massachusetts 02139

SUPPLEMENT DATED JANUARY 21, 2003

TO JOINT PROXY STATEMENT/ PROSPECTUS
DATED DECEMBER 13, 2002

GENERAL INFORMATION

      This supplement is being mailed to our shareholders who are eligible to vote at our special meeting scheduled for January 28, 2003. The special meeting proposals will be submitted to a vote of the shareholders at the meeting on January 28, 2003. Stockholders of record of our common stock at the close of business on December 11, 2002 are entitled to vote at the special meeting or any adjournment or postponement thereof. The special meeting will be held for the purposes set forth in the notice of special meeting of shareholders and the joint proxy statement/prospectus, as supplemented, which was first mailed to our shareholders on or about December 17, 2002. This supplement is first being mailed to our shareholders of record on or about January 21, 2003. Shareholders are urged to read this supplement carefully together with the joint proxy statement/prospectus. The information contained in this supplement replaces and supersedes any inconsistent information set forth in the joint proxy statement/prospectus. Shareholders may obtain additional copies of the joint proxy statement/prospectus by calling or writing us at the following address or phone number: Variagenics, Inc., Investor Relations, 60 Hampshire Street, Cambridge, Massachusetts 02139, (617) 588-5300.

I.	INFORMATION IN SUPPLEMENT

      The purpose of this supplement is to provide shareholders with information about recent developments affecting us as they relate to the proposed combination with Hyseq, Inc., including:

•	the receipt on January 16, 2003 of an unsolicited business combination proposal from Acacia Research Corporation acting on behalf of its CombiMatrix group;

•	the determination by the Board of Directors of Variagenics that the Acacia Research proposal (i) did not constitute a superior proposal as that term is defined in the merger agreement with Hyseq, did not propose consideration that is more favorable to the Variagenics stockholders than the consideration to be provided by Hyseq and could not reasonably be expected to result in a superior proposal as that term is defined in the merger agreement with Hyseq and (ii) was not in the best interests of Variagenics or its stockholders; and

•	the determination by the Board of Directors of Variagenics to reaffirm its recommendation that stockholders of Variagenics vote their shares to approve the merger with Hyseq and adopt the Merger Agreement.

VOTING AND REVOCABILITY OF PROXIES

      As explained in the joint proxy statement/prospectus dated December 13, 2002, stockholders of record of our common stock at the close of business on December 11, 2002 are entitled to vote at the special meeting or any adjournment or postponement thereof. Stockholders may also vote their shares through the Internet or by telephone by following the instructions provided on the proxy card that was included with the joint proxy statement/prospectus. The execution of a proxy will not affect a shareholder’s right to attend and vote in person at the special meeting. No action in connection with this supplement is required by any stockholder who has previously delivered a proxy for use at the special meeting and who does not wish to revoke that proxy or change his or her vote. Any stockholder who wishes to vote on any of the proposals and who has not yet delivered a proxy must return his or her proxy card in the postage-paid envelope included with the joint proxy statement/prospectus or vote through the Internet by visiting the website http://www.eproxyvote.com/vgnx, or vote by telephone by dialing the toll-free number 1(877) 779-8683.

      If, after sending in your proxy or voting by telephone or via the Internet, you decide to vote in person or desire to change or revoke your proxy vote, you may do so by:

•	notifying our Secretary in writing of such change or revocation at any time prior to the voting of the proxy;

•	submitting a later-dated proxy;

•	attending the meeting and voting in person,

•	calling the toll-free number on the proxy card and changing your vote, even if you did not previously vote by telephone; or

•	submitting a later vote via the Internet.

      Attendance at the special meeting alone is not sufficient to revoke a proxy. A revocation letter, later-dated proxy, or new vote through the Internet or telephone will not be effective unless it is received by us before the shareholder vote at the special meeting. The procedures for voting and revocation of proxies are described in more detail in “The Variagenics Special Meeting — Voting; Proxies; Revocation” in the joint proxy statement/prospectus.

      Our board of directors continues to recommend that the shareholders vote FOR the proposals listed in the joint proxy statement/prospectus, as supplemented.

BACKGROUND OF THE MERGER

      On January 16, 2003, Variagenics, Inc. received an unsolicited business combination proposal from Acacia Research Corporation acting on behalf of its CombiMatrix group. Acacia Research Corporation develops, acquires and licenses enabling technologies for the life sciences sector through its CombiMatrix group and the media technology sector through its Acacia Technologies group. The proposal provided for a stock-for-stock merger in which Acacia would issue its A/R CombiMatrix class of common stock in exchange for the outstanding shares of Variagenics common stock at a price of $1.60 per share of Variagenics common stock, determined on the basis of the average price of Acacia Research’s A/R CombiMatrix class of common stock 20 trading days prior to closing. From January 16, 2003 through January 20, 2003, Variagenics and its representatives analyzed the proposal and conducted due diligence with respect to Acacia Research and its business. On January 20, 2003, the Variagenics board of directors determined that such proposal (i) did not constitute a superior proposal as that term is defined in the merger agreement with Hyseq, did not propose consideration that is more favorable to the Variagenics stockholders than the consideration to be provided by Hyseq and could not reasonably be expected to result in a superior proposal as that term is defined in the merger agreement with Hyseq and (ii) was not in the best interests of Variagenics or its stockholders. The Variagenics board of directors also reaffirmed its recommendation that stockholders of Variagenics vote their shares to approve the merger with Hyseq and adopt the Merger Agreement.

      In reaching its decision that the proposal was not in the best interests of Variagenics or its stockholders, the Variagenics’ board compared and contrasted with Variagenics’ management and Variagenics’ legal and financial advisors the elements of the combination with Hyseq with the offer from Acacia Research, including, but not limited to:

•	forward integrating as a biotherapeutic and diagnostic product focused company through a merger with Hyseq, as compared to the research tool business model of Acacia’s CombiMatrix group (and, in regards to the former, the fact that Hyseq’s management team has already made progress initiating leads for Variagenics’ molecular diagnostic products);

•	the likelihood that a combination with Hyseq would result in the combined company’s achieving significant value through ongoing product development and the creation of new and enhanced partnership opportunities, as compared to uncertain and potentially limited future partnership opportunities given the research tool business model of Acacia’s CombiMatrix group (and, in regards to the former, the fact that Hyseq’s collaborative partners have expressed interest in Variagenics’ products and that Variagenics’ collaborative partners have expressed interest in Hyseq’s gene database);

•	although the proposal from Acacia Research represented a premium of 18.5% over the closing price per share of Variagenics common stock on January 17, 2003, fluctuations in the price of A/R CombiMatrix common stock could result in a transaction value lower than the anticipated value of the merger with Hyseq;

•	the trading history of the common stock of both Variagenics and Hyseq, compared to limited trading history of the A/R CombiMatrix common stock, which began trading on December 16, 2002 as a result of spin-off and not an initial public offering;

•	the risk of volatility and reduced liquidity due to the low trading volume of A/R CombiMatrix common stock compared to Hyseq common stock;

•	the fact that rapid integration with Hyseq was expected, given, among other things, Hyseq’s recent reductions in headcount;

•	the tax-free status of the combination with Hyseq, as contrasted to the risk that the proposed combination with Acacia Research may not be eligible for tax-free status as a result of Acacia Research potentially being unable to receive a ruling from the Internal Revenue Service in connection with a proposed acquisition using A/R CombiMatrix common stock;

•	the level of institutional investor share ownership of Hyseq and Acacia’s CombiMatrix group; and

•	the breadth, depth, experience and perceived strength of Hyseq’s management team, compared with the breadth and depth of the management team of Acacia’s CombiMatrix group.

      In addition, in reaching its decision that the proposal was not in the best interest of Variagenics or its stockholders, the Variagenics’ board considered and reviewed with Variagenics’ management and Variagenics’ legal and financial advisors a variety of potentially negative factors that could materialize as a result of a combination with Acacia’s CombiMatrix group, including, but not limited to:

•	the possibility that the market value of the A/R CombiMatrix common stock which would be issued to Variagenics stockholders might decline;

•	the risk that the complex nature of Acacia Research’s capital structure, involving two classes of publicly traded common stock (A/R CombiMatrix and A/R Acacia Technologies), would not be well-understood by investors;

•	the fact that Acacia Research’s capital structure, involving two classes of publicly traded common stock (A/R CombiMatrix and A/R Acacia Technologies), would result in several risks to Variagenics stockholders if a combination with Acacia Research were completed, including, but not limited to:

•	shareholders of Variagenics being exposed to the risks of Acacia Research’s consolidated business and liabilities, because the CombiMatrix group and Acacia Technologies group are both legally a part of Acacia Research;

•	the risk that the valuation of the A/R Acacia Technologies class could negatively impact the valuation of the A/R CombiMatrix class;

•	the risk that the cash resources and other assets of Acacia Research are allocated to the Acacia Technologies group;

•	the risk that corporate opportunities, operational and financial decisions favor the Acacia Technologies group over the CombiMatrix group;

•	the risk that the market value of A/R CombiMatrix could be negatively affected by market reactions to decisions by the Acacia Research directors and management that investors perceive to affect one class of the Acacia Research common stock differently than the other, such as decisions regarding the allocation of assets, expenses, liabilities and corporate opportunities and financing resources between the groups;

•	the holders of A/R CombiMatrix common stock and A/R Acacia Technologies common stock will generally vote together as a single class, even if the matter to be voted upon involves a divergence or conflict of interest between the holders of each respective class of common stock, so the holders of A/R CombiMatrix common stock will not be able to ensure that their voting power will be sufficient to protect their interests; and

•	the dilution in stock ownership caused by the board of directors of Acacia Research, in its sole discretion and without stockholder approval, determining to convert shares of A/R Acacia Technologies common stock into shares of A/R CombiMatrix common stock, or vice versa, at a time when either or both classes of common stock may be considered overvalued or undervalued;

•	the risk that Acacia Research’s biochip technology platform is an unproven technology that may not be successfully commercialized or that may not achieve significant market penetration;

•	the fact that the CombiMatrix group has limited experience in manufacturing the products it is developing in quantities necessary for it to achieve commercial sales and in marketing and selling such products to potential customers;

•	the risk that CombiMatrix’s commercial success is dependent on corporate partner manufacturing, sales and distribution;

•	the fact that CombiMatrix faces intense competition from companies that design, manufacture and market instruments for analysis of genetic variation and function and other applications using established sequential and parallel testing technologies;

•	the risk that after termination of the merger with Hyseq that a transaction between Variagenics and Acacia Research might not be consummated and its effect on Variagenics’ partners, customers and employees; and

•	the transaction costs involved in connection with terminating the merger agreement with Hyseq, including the potential payment of termination fees, and structuring, negotiating and completing a transaction with Acacia Research.

      During the course of its deliberations concerning the proposal, the Variagenics’ board of directors also considered and reviewed with Variagenics’ management and Variagenics’ legal and financial advisors potentially positive factors listed below, among various others:

•	the benefits of increased financial resources based on representations by Acacia Research’s financial advisor that Acacia Research holds $58 million in cash;

•	possible synergies between Variagenics’ cancer molecular diagnostic program and/or proprietary SNP database and the CombiMatrix group’s biological array processor system;

•	the benefits of CombiMatrix’ non-exclusive, worldwide, license, supply, research and development agreements with Roche Diagnostics GmbH and other collaborative partner agreements; and

•	the possibility that the proposed price per share offered to holders of Variagenics common stock may be at a premium to the price per share to be paid by Hyseq.

      The foregoing factors are not intended to be an exhaustive list of all factors considered. In view of the wide variety of factors considered in connection with its evaluation of the proposal and the complexity of these matters, the Variagenics board found it impractical to, and did not, quantify or otherwise assign relative weights to the specific factors discussed above and considered in connection with its determination. In addition, the Variagenics board did not reach any specific conclusion with respect to each of the factors considered or any aspect of any particular factor. Instead, the Variagenics’ board conducted an overall analysis of the factors described above, including thorough discussion with and questioning of Variagenics’ management and its legal and financial advisors.

      Taking into account all of the material facts, matters and information publicly available to the Board of Directors of Variagenics, including those described above, the Variagenics board of directors determined that the Acacia Research proposal (i) did not constitute a superior proposal as that term is defined in the merger agreement with Hyseq, did not propose consideration that is more favorable to the Variagenics stockholders than the consideration to be provided by Hyseq and could not reasonably be expected to result in a superior proposal as that term is defined in the merger agreement with Hyseq and (ii) was not in the best interests of Variagenics or its stockholders. The Variagenics board of directors also reaffirmed its recommendation that stockholders of Variagenics vote their shares to approve the merger with Hyseq and adopt the Merger Agreement.

THE VARIAGENICS BOARD OF DIRECTORS RECOMMENDS THAT VARIAGENICS STOCKHOLDERS VOTE “FOR” APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT.

Additional Information

      In connection with the proposed merger, Hyseq and VARIAGENICS have filed a joint proxy statement/prospectus and supplement to joint proxy statement/prospectus with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/ PROSPECTUS AND THE SUPPLEMENT TO THE JOINT PROXY STATEMENT/ PROSPECTUS AS IT CONTAINS IMPORTANT INFORMATION ABOUT HYSEQ, VARIAGENICS, THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS HAVE ACCESS TO FREE COPIES OF THE JOINT PROXY STATEMENT/ PROSPECTUS AND SUPPLEMENT TO JOINT PROXY STATEMENT/ PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC BY VARIAGENICS THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE JOINT PROXY STATEMENT/ PROSPECTUS AND SUPPLEMENT TO JOINT PROXY STATEMENT/ PROSPECTUS AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE FROM VARIAGENICS BY CALLING INVESTOR RELATIONS AT (617) 588-5300.

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